EXHIBIT 99.1

Opexa Announces Reduction in Workforce in Light of Top-Line Results from Phase 2b Abili-T Trial of Tcelna® (imilecleucel-T) in Secondary Progressive Multiple Sclerosis

THE WOODLANDS, Texas (November 2, 2016) – Opexa Therapeutics, Inc. (NASDAQ: OPXA), a company developing personalized immunotherapies for autoimmune disorders, including multiple sclerosis (MS) and neuromyelitis optica (NMO), today announced that it was implementing an approximately 40% reduction to the Company’s current workforce in order to reduce operating expenses and conserve cash resources. The move comes as the Company recently announced that the Phase 2b Abili-T clinical trial designed to evaluate the efficacy and safety of Tcelna® (imilecleucel-T) in patients with secondary progressive multiple sclerosis (SPMS) did not meet its primary endpoint of reduction in brain volume change (atrophy), nor did it meet the secondary endpoint of reduction of the rate of sustained disease progression.
The Company estimates that it will incur incremental aggregate cash charges of approximately $95,000 associated with this current workforce reduction. Moreover, the Company expects that additional restructuring will occur by year-end.
Additionally, the Company has accepted the resignations of Ms. Donna Rill, Opexa’s Chief Development Officer, and Mr. Scott Seaman, a member of the Company’s Board of Directors. Ms. Rill, who is leaving to pursue other career opportunities, will depart as of November 4, 2016.
“This reduction in force is a difficult but necessary step as a result of the disappointing results of our lead product candidate, Tcelna, announced last week,” said Neil K. Warma, President and Chief Executive Officer of Opexa. “I would like to personally express my appreciation to each of the employees impacted by this decision for their commitment to Tcelna and Opexa. The Opexa team has endeavored to increase the understanding of secondary progressive multiple sclerosis, and we hope our work will contribute to the development of a safe and effective therapy for this devastating disease. I would also like to thank Scott Seaman for his long-time service as a Director of Opexa and note our special heartfelt appreciation of Donna Rill who has dedicated over 15 years to Opexa.”
About Opexa Therapeutics
Opexa Therapeutics is a biopharmaceutical company developing personalized immunotherapies based on ImmPath®, its proprietary T-cell technology, with the potential to treat autoimmune diseases. Opexa’s staff of cell therapy experts operates in a stand-alone facility located on one acre in the Woodlands, Texas. The facility is comprised of over 10,000 sq. ft. of state of the art space for cGMP manufacturing suites, a quality control laboratory, a research and development laboratory, quality assurance, specialized flow cytometry, a microscopy lab and clinical and regulatory affairs, as well as warehouse space for materials management. Opexa’s patent estate is currently comprised of over 160 issued patents (domestic and international).
For more information, please visit Opexa Therapeutics’ website at www.opexatherapeutics.com or follow company news on Twitter via @OpexaCEO or LinkedIn.
Cautionary Statement Relating to Forward-Looking Information for the Purpose of "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995
Statements contained in this report, other than statements of historical fact, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “expects,” “believes,” “may,” “intends,” “potential,” “should,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements do not constitute guarantees of future performance. Investors are cautioned that forward-looking statements, including without limitation statements regarding the reduction-in-workforce and the anticipated future reduction in operating expenses and cash conservation benefits associated therewith, and the future charges expected to be incurred, constitute forward-looking statements. These forward-looking statements are based upon the Company’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include without limitation risks and uncertainties associated with possible changes in the magnitude of the planned workforce reduction, including as a result of changes that may occur in the Company’s operations or operating plan, or other reasons or events, possible changes in the amount of charges and cash payments associated with the workforce reduction, including the possibility that the Company may incur unanticipated charges or make cash payments that are not currently contemplated, and the Company’s ability to reduce its operating expenses and conserve cash on a net basis as a result of the workforce reduction. These and other risks are described in detail in the Company’s SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2015 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2016. All forward-looking statements contained in this report speak only as of the date on which they were first made by the Company, and the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after such date.

Company Contact:
Neil K. Warma
Opexa Therapeutics, Inc.
Chief Executive Officer
281-775-0600

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